Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2021 Fourth Quarter and Year End Earnings

Contact: Linda Simmons, EVP, CFO

Brockton, Massachusetts (January 27, 2022): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $58.5 million, or $1.14 per diluted share, for the year ended December 31, 2021, an increase of $13.7 million, or 30.6%, compared to net income of $44.8 million, or $0.82 per diluted share, for the year ended December 31, 2020. For the fourth quarter of 2021, net income was $12.6 million, or $0.25 per diluted share, compared to $12.3 million, or $0.24 per diluted share, for the preceding quarter and $17.6 million, or $0.33 per diluted share, for the quarter ended December 31, 2020.

Selected Financial Highlights:

●	For the year ended December 31, 2021, return on average assets was 1.29% and return on average equity was 8.45%.
●	Commercial loan growth of $240.9 million, or 12.1%, year over year, excluding U.S. Small Business Administration Paycheck Protection Program (“PPP”) loans.
●	Net interest income up $11.3 million, or 9.4%, year over year.
●	Recorded a reversal of provision for loan losses of $1.4 million and $7.3 million, for the quarter and year ended December 31, 2021, respectively.
●	Cost of deposits down 46 basis points year over year, from 70 basis points to 24 basis points.
●	Continued metro Boston expansion, opening three greater Boston branches in the fourth quarter.

“We’re tremendously proud to share our Q4 and 2021 annual performance results with our customers, shareholders, and employees.  Our vision for the business, our business strategy, and our execution all came together seamlessly in ’21, despite the challenges. The results are a testament to our teamwork approach, unparalleled commitment to execution excellence, and the benefits of living our values while serving our customers,” said Jim Blake, Chief Executive Officer. “Our performance over the last two years is something we’re all extremely proud of.” “We’re battle tested and resilient, and we look forward to continuing our progress against our strategic plan and bringing our truly unique value proposition to our customers and the communities that we serve in the years ahead,” added Joe Casey, President and Chief Operating Officer.

Net Interest Income

The Company’s net interest and dividend income was $34.0 million for the quarter ended December 31, 2021, up $1.2 million, or 3.6%, from $32.8 million for the quarter ended September 30, 2021 and up $1.2 million, or 3.8%, from $32.8 million for the quarter ended December 31, 2020. The tax equivalent interest rate spread and net interest margin were 3.10% and 3.19%, respectively, for the quarter ended December 31, 2021, compared to 2.97% and 3.08%, respectively, for the quarter ended September 30, 2021, and 3.03% and 3.22%, respectively, for the quarter ended December 31, 2020. Net interest margin and the tax equivalent interest rate spread continue to be impacted by low interest rates, elevated loan prepayments, and the recognition of deferred fees on PPP loan forgiveness. The Federal Home Loan Bank of Boston (“FHLB”) borrowing prepayment on September 30, 2021 of $20.0 million resulted in a 66-basis-point decrease in the cost of those funds. Additionally, the continued favorable repricing of deposits and a 5-basis-point increase in the yield on interest-earning assets positively impacted the spread and margin on a linked quarter basis. Although interest rates may begin to increase in 2022, the positive impact of the recognition of deferred loan fees on PPP loan forgiveness will diminish.

The $545,000 increase in total interest and dividend income primarily reflected a 5-basis-point increase in the yield on average interest-earning assets, as excess funds were invested in mortgage-backed securities. The yield on loans continues to be impacted by the recognition of deferred fees due to PPP loan forgiveness, accretion income and prepayment penalties, although the recent uptick in rates is expected to lessen the impact from these yield adjustments in the future. The three months ended December 31, 2021 and September 30, 2021 include the recognition of deferred fees on PPP loans in the amount of $1.2 million and $1.9 million, respectively. The remaining $949,000 in deferred PPP loan fees are expected to be recognized in the first quarter of 2022 as the loans are forgiven. Interest on loans in the fourth quarter included $634,000 in accretion income from the fair value discount on loans acquired in connection with the merger with Coastway Bancorp, Inc. and $861,000 in prepayment penalties on commercial loans. Accretion income and prepayment penalties in the preceding quarter were $675,000 and $436,000, respectively.

The quarter-over-quarter decrease in total interest expense of $637,000 primarily reflected a decrease in interest rates, resulting in a 6-basis-point decrease in the cost of interest-bearing deposits. The mix of deposits continues to shift as customers move to more liquid options. The average balance of certificate of deposit accounts decreased quarter over quarter by $27.4 million, while the average balance of non-certificate accounts increased $36.1 million from the preceding quarter. Average FHLB advances decreased $28.7 million, and the cost of those funds decreased 66 basis points, resulting in a decrease of $238,000 in interest expense on FHLB advances.

The increase in net interest and dividend income from the prior year quarter reflected a decrease of $2.6 million, or 52.4%, in total interest expense, partially offset by a $1.4 million, or 3.6%, decrease in total interest and dividend income. The decreases reflect rate and volume changes in both interest-bearing assets and liabilities. The cost of interest-bearing liabilities decreased 37 basis points, while the average balance increased $92.6 million. The yield on interest-earning assets decreased 30 basis points, while the average balance increased $178.3 million.

Noninterest Income

Total noninterest income decreased $2.8 million, or 12.9%, to $19.2 million for the quarter ended December 31, 2021, from $22.0 million for the quarter ended September 30, 2021. Softening mortgage loan demand resulted in mortgage loan closings of $451.4 million and a gain on loan sales of $10.1 million for the quarter ended December 31, 2021, as compared to $604.9 million in mortgage closings and $12.8 million in gain on sales for the preceding quarter. The locked residential mortgage pipeline decreased $100.8 million and negatively impacted the fair value of the derivative mortgage commitments recorded through the gain on loan sales. The change in the fair value of derivatives included in mortgage banking income was a negative $2.6 million for the three months ended December 31, 2021, as compared to a negative $833,000 for the three months ended September 30, 2021.

The change in the fair value of mortgage servicing rights positively impacted mortgage banking income; however, it was offset by the impact of residential mortgage loan payoffs, resulting in a net decrease of $245,000 and $992,000 in the fair value of mortgage servicing rights for the three months ended December 31, 2021 and September 30, 2021, respectively. The fair value of the mortgage servicing rights increased $1.1 million for the three months ended December 31, 2021, as compared to a $621,000 increase for the three months ended September 30, 2021. Residential mortgage loan payoffs resulted in a decrease of mortgage servicing rights values in the amount of $1.3 million and $1.6 million for the three months ended December 31, 2021 and September 30, 2021, respectively. The 10-year Treasury Constant Maturity rate was flat versus the third quarter of 2021, and prepayments began to slow. The change in the fair value of the mortgage servicing rights is generally consistent with the change in the 10-year Treasury Constant Maturity rate. As interest rates rise and prepayment speeds slow, mortgage servicing rights values tend to increase; conversely, as interest rates fall and prepayment speeds quicken, mortgage servicing rights values tend to decrease.

Deposit account fees increased $125,000, or 2.7%, to $4.8 million for the quarter ended December 31, 2021, from $4.7 million for the quarter ended September 30, 2021. Other income for the quarter ended December 31, 2021 includes a write-off of $431,000 on a direct interest-rate swap related to a non-accrual loan. The quarter ended September 30, 2021 included gain on sale of securities in the amount of $241,000, and no such gain on sale of securities was recorded in the fourth quarter of 2021.

Total noninterest income decreased $17.9 million, or 48.2%, as compared to the quarter ended December 31, 2020, primarily due to an $18.6 million, or 58.5%, decrease in mortgage banking income, driven by the decrease in loan closings and narrowing gain-on-sale margins in 2021. The decrease in mortgage banking income was offset by a $1.1 million increase in deposit account fees as deposit fees were reinstated in 2021.

Noninterest Expense

Total noninterest expenses were $38.2 million for the quarter ended December 31, 2021, a decrease of $1.1 million, or 2.8%, from the quarter ended September 30, 2021. During the third quarter of 2021, the Bank paid a $1.1 million prepayment penalty on Federal Home Loan Bank borrowings, and no such penalty was paid in the fourth quarter of 2021. Loan expense decreased $591,000, reflecting the decrease in residential mortgage loan closings at HarborOne Mortgage, LLC (“HarborOne Mortgage”).

Total noninterest expenses decreased $3.1 million, or 7.5%, from the quarter ended December 31, 2020. Compensation and benefits decreased $2.6 million and loan expenses decreased $2.0 million, consistent with the decrease in residential mortgage loan closings.

Income Tax Provision

The effective tax rate was 23.2% for the quarter ended December 31, 2021, compared to 28.6% for the quarter ended September 30, 2021 and 15.7% for the quarter ended December 31, 2020. The effective tax rate for the quarter ended December 31, 2021 was impacted by the recognition of a net tax benefit in the amount of $754,000 for a reserve release upon the expiration of the statute of limitations. The effective tax rate for the quarter ended December 31, 2020 was impacted by a 2016 federal tax refund of $1.9 million recognized on the expiration of the statute of limitations.

Provision for Loan Losses and Asset Quality

The Company recorded a reversal of provision for loan losses of $1.4 million for the quarter ended December 31, 2021, compared to a reversal of provision of $1.6 million for the quarter ended September 30, 2021 and a provision for loan losses of $7.6 million for the quarter ended December 31, 2020. The allowance for loan losses was $45.4 million, or 1.26% of total loans, at December 31, 2021, compared to $48.0 million, or 1.39% of total loans, at September 30, 2021 and $55.4 million, or 1.59% of total loans, at December 31, 2020. The provision for loan losses is impacted by specific reserves, charge-offs, changes in historical charge-off trends, and adjusted for management’s assessment of certain qualitative factors including, loan portfolio growth and composition changes, ongoing evaluations of credit quality trends and current economic conditions.

Net charges-offs totaled $1.2 million, or 0.13% of average loans outstanding on an annualized basis, for the quarter ended December 31, 2021. During the fourth quarter, there was a $1.4 million charge-off on a single credit previously reserved for in a prior period. Net charge-offs totaled $1.7 million, or 0.19% of average loans outstanding on an annualized basis, for the quarter ended September 30, 2021, and net charge-offs totaled $1.4 million, or 0.16% of average loans outstanding on an annualized basis, for the quarter ended December 31, 2020.

Credit quality performance has remained strong with total nonperforming assets of $36.2 million at December 31, 2021, compared to $36.5 million at September 30, 2021 and $34.7 million at December 31, 2020. Nonperforming assets as a percentage of total assets were 0.79% at December 31, 2021, 0.80% at September 30, 2021, and 0.77% at December 31, 2020.

At the start of the COVID-19 pandemic, management established a COVID-19 pandemic qualitative factor. In estimating the provision for the COVID-19 pandemic, management considers economic factors, including unemployment rates and the interest rate environment, and trends in the pandemic, such as vaccination and case rates. Positive economic trends in the fourth quarter of 2021, were offset by rising COVID-19 cases, despite strong vaccination rates in our market area, and resulted in management increasing the provision related to COVID-19. For the year ended December 31, 2021, the provision for the COVID-19 pandemic has decreased.

We provided payment deferrals and other accommodations to certain of our commercial loan customers whose businesses were impacted by the COVID-19 pandemic and the related mitigation efforts. As of December 31, 2021, all payment deferrals have expired. There are three commercial loans with expired deferrals, amounting to $2.7 million, that are delinquent and on non-accrual status. There is one commercial credit in the amount of $8.8 million whose deferral has expired and is current, but is on non-accrual status.

We had previously provided access to the PPP to both our existing customers and new customers, to ensure that small businesses in the communities we serve had access to this important lifeline for their businesses. As of December 31, 2021, outstanding PPP loans amounted to $27.0 million, and there was $949,000 in deferred processing fee income. We expect to complete the forgiveness process on the remaining PPP loans by the end of the first quarter of 2022.

The residential loan and consumer loan portfolios have not experienced significant credit quality deterioration as of December 31, 2021; however, the continuing impact and uncertain nature of the COVID-19 pandemic may result in increases in delinquencies, charge-offs and loan modifications in these portfolios in 2022. As of December 31, 2021, all payment deferrals on residential mortgage loans had expired. As of December 31, 2021, seven residential real estate loans with expired deferrals and a total outstanding principal balance of $978,000 are delinquent, and four of those loans, amounting to $735,000, are in non-accrual status. We have no active payment deferrals on consumer loans, eight loans with expired deferrals and a total outstanding principal balance of $163,000 that are delinquent. Requests for additional extensions on residential mortgage loans and consumer loans were not significant as of December 31, 2021.

Management continues to assess the impact of the COVID-19 pandemic on our commercial loan portfolio, in light of current economic conditions and the effects of government actions to diminish the spread of new variants of the virus. Our commercial loan portfolio is diversified across many sectors and is largely secured by commercial real estate loans, which make up 75.3% of the total commercial loan portfolio. Management has identified and monitors commercial loan sectors that may be susceptible to increased credit risk as a result of the COVID-19 pandemic: retail, office space, hotels, restaurants, and recreation. The five commercial sectors identified as at- risk totaled $800.2 million at December 31, 2021, which represents 35.4% of the commercial loan portfolio. The at-risk sectors include $671.5 million in commercial real estate loans, $79.4 million in commercial and industrial loans, and $49.2 million in commercial construction loans. Non-performing loans included in the at-risk sectors amounted to $20.4 million at December 31, 2021, the majority of which was $10.9 million included in the hotels sector and $8.8 million included in the office space sector.

Although we have identified certain sectors that have the potential to be more susceptible to negative impacts of the COVID-19 pandemic, as trends largely continue to improve, we continue to make prudent lending decisions that include these sectors. For the year ended December 31, 2021, we originated $214.6 million loans in the at-risk sectors, including $101.9 million in the hotel sector. These hotel sector credits are generally secured by low to moderately leveraged real estate with solid operating metrics and strong sponsorship, and are typically to existing customers that have a track record of performance with the bank.

Balance Sheet

Total assets decreased $13.7 million, or 0.3%, to $4.55 billion at December 31, 2021 from $4.57 billion at September 30, 2021. The decrease primarily reflects a decrease of $117.9 million in short-term investments and a $31.4 million decrease in loans held for sale, partially offset by increases of $152.6 million in net loans and $3.5 million in securities available for sale. Short-term investments were primarily used to fund the loan growth.

Net loans increased $152.6 million, or 4.5%, to $3.56 billion at December 31, 2021 from $3.41 billion at September 30, 2021. The net increase in loans for the three months ended December 31, 2021 was primarily due to increases in commercial real estate loans of $126.6 million, residential mortgage loans of $57.3 million, and commercial and industrial loans of $6.8 million, partially offset by decreases in commercial construction loans of $16.1 million and consumer loans of $24.6 million. The decrease in commercial and industrial loans is primarily due to forgiveness of PPP loans during the quarter. Excluding the change in PPP loans, total commercial loans increased $143.4 million, primarily due to an increase in commercial real loans. The allowance for loan losses was $45.4 million at December 31, 2021 and $48.0 million at September 30, 2021, the change primarily reflecting a negative $1.4 million provision for loan losses and $1.2 million in net loan charge-offs recorded in the fourth quarter.

Total deposits were $3.68 billion at December 31, 2021 and $3.69 billion at September 30, 2021. Compared to the prior quarter, non-certificate accounts increased $20.2 million, and term certificate accounts decreased $31.9 million. FHLB borrowings were flat at $55.7 million at December 31, 2021 and September 30, 2021. Three branches acquired from East Boston Savings Bank in Brighton, Cambridge and Brookline were opened during the quarter. The opening of an additional Brighton branch has been delayed due to a permitting issue.

Total stockholders’ equity was $679.3 million at December 31, 2021, compared to $680.0 million at September 30, 2021 and $696.3 million at December 31, 2020. The Company adopted a third share repurchase program on September 17, 2021 to repurchase up to 2,668,159 shares of the Company’s common stock, or approximately 5% of the Company’s outstanding shares. The Company had repurchased 800,364 shares at an average price of $14.55 under the third share repurchase program as of December 31, 2021. The tangible common equity-to-tangible-assets ratio was 13.53% at December 31, 2021, 13.50% at September 30, 2021, and 14.11% at December 31, 2020. At December 31, 2021, the Company and the Bank had strong capital positions and exceeded all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered savings bank. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 30 full-service branches located in Massachusetts and Rhode Island, and a commercial lending office in each of Boston, Massachusetts and Providence, Rhode Island. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with more than 30 offices in Massachusetts, Rhode Island, and New Hampshire, and is licensed to lend in seven additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (“SEC”), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, ongoing disruptions due to the COVID-19 pandemic and the measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; changes in general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in customer behavior; turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; increases in loan default and charge-off rates; changes related to the discontinuation and replacement of LIBOR; decreases in the value of securities in the Company’s investment portfolio; fluctuations in real estate values; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions; acquisitions may not produce results at levels or within time frames originally anticipated; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics; changes in regulation; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC, which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The Company’s management believes that the supplemental non-GAAP information, which consists of the tax equivalent basis for yields, the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2021	2021	2021	2021	2020

Assets

Cash and due from banks	$35,549	$42,589	$41,328	$37,074	$31,777
Short-term investments	159,170	277,050	374,319	281,451	174,093
Total cash and cash equivalents	194,719	319,639	415,647	318,525	205,870

Securities available for sale, at fair value	394,036	390,552	353,848	304,168	276,498
Federal Home Loan Bank stock, at cost	5,931	6,828	7,241	7,572	8,738
Asset held for sale	881	881	—	—	—
Loans held for sale, at fair value	45,642	77,052	103,886	210,494	208,612
Loans:
Commercial real estate	1,699,877	1,573,284	1,561,873	1,559,056	1,551,265
Commercial construction	136,563	152,685	107,585	112,187	99,331
Commercial and industrial	421,608	414,814	467,479	499,728	464,393
Total commercial loans	2,258,048	2,140,783	2,136,937	2,170,971	2,114,989
Residential real estate	1,217,980	1,160,689	1,096,370	1,062,229	1,105,823
Consumer	131,705	156,272	186,430	228,279	273,830
Loans	3,607,733	3,457,744	3,419,737	3,461,479	3,494,642
Less: Allowance for loan losses	(45,377)	(47,988)	(51,273)	(55,384)	(55,395)
Net loans	3,562,356	3,409,756	3,368,464	3,406,095	3,439,247
Mortgage servicing rights, at fair value	38,268	36,540	35,955	33,939	24,833
Goodwill	69,802	69,802	69,802	69,802	69,802
Other intangible assets	3,164	3,399	3,723	4,047	4,370
Other assets	238,606	252,645	257,856	251,316	245,645
Total assets	$4,553,405	$4,567,094	$4,616,422	$4,605,958	$4,483,615

Liabilities and Stockholders' Equity

Deposits:
Demand deposit accounts	$743,051	$756,917	$800,118	$777,959	$689,672
NOW accounts	313,733	300,577	250,099	224,869	218,584
Regular savings and club accounts	1,138,979	1,144,595	1,123,123	1,113,450	998,994
Money market deposit accounts	858,970	832,441	832,006	861,867	866,661
Term certificate accounts	627,916	659,850	682,594	696,438	732,298
Total deposits	3,682,649	3,694,380	3,687,940	3,674,583	3,506,209
Short-term borrowed funds	—	—	—	—	35,000
Long-term borrowed funds	55,711	55,720	87,479	97,488	114,097
Subordinated debt	34,159	34,128	34,096	34,064	34,033
Other liabilities and accrued expenses	101,625	102,834	101,436	101,750	97,962
Total liabilities	3,874,144	3,887,062	3,910,951	3,907,885	3,787,301

Common stock	585	585	585	585	584
Additional paid-in capital	469,934	468,526	467,194	465,832	464,176
Unearned compensation - ESOP	(29,461)	(29,921)	(30,380)	(30,840)	(31,299)
Retained earnings	325,699	315,683	305,831	294,116	277,312
Treasury stock	(85,859)	(73,723)	(38,588)	(31,460)	(16,644)
Accumulated other comprehensive income (loss)	(1,637)	(1,118)	829	(160)	2,185
Total stockholders' equity	679,261	680,032	705,471	698,073	696,314

Total liabilities and stockholders' equity	$4,553,405	$4,567,094	$4,616,422	$4,605,958	$4,483,615

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except share data)	2021	2021	2021	2021	2020

Interest and dividend income:
Interest and fees on loans	$34,177	$33,680	$34,106	$33,860	$35,274
Interest on loans held for sale	501	665	852	1,324	1,267
Interest on securities	1,541	1,293	793	585	1,064
Other interest and dividend income	134	170	136	78	115
Total interest and dividend income	36,353	35,808	35,887	35,847	37,720

Interest expense:
Interest on deposits	1,651	2,050	2,302	2,720	3,775
Interest on FHLB borrowings	193	431	531	552	671
Interest on subordinated debentures	524	524	524	523	524
Total interest expense	2,368	3,005	3,357	3,795	4,970

Net interest and dividend income	33,985	32,803	32,530	32,052	32,750

(Credit) provision for loan losses	(1,436)	(1,627)	(4,286)	91	7,608

Net interest and dividend income, after (credit) provision for loan losses	35,421	34,430	36,816	31,961	25,142

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	10,063	12,756	14,262	24,802	28,274
Changes in mortgage servicing rights fair value	(245)	(992)	(2,552)	3,409	(1,041)
Other	3,359	3,882	4,075	4,515	4,522
Total mortgage banking income	13,177	15,646	15,785	32,726	31,755

Deposit account fees	4,783	4,658	4,546	3,852	3,667
Income on retirement plan annuities	109	108	106	104	106
Gain on sale and call of securities, net	—	241	—	—	—
Bank-owned life insurance income	506	515	508	493	550
Other income	589	842	758	634	949
Total noninterest income	19,164	22,010	21,703	37,809	37,027

Noninterest expenses:
Compensation and benefits	24,564	24,760	25,146	27,454	27,122
Occupancy and equipment	4,923	4,765	4,702	5,256	4,545
Data processing	2,244	2,205	2,362	2,343	2,235
Loan expense	732	1,323	1,250	2,435	2,689
Marketing	1,120	880	831	813	640
Professional fees	1,443	1,362	1,487	1,583	1,252
Deposit insurance	345	341	332	320	320
Prepayment penalties on Federal Home Loan Bank advances	—	1,095	—	—	—
Other expenses	2,817	2,543	2,488	2,598	2,483
Total noninterest expenses	38,188	39,274	38,598	42,802	41,286

Income before income taxes	16,397	17,166	19,921	26,968	20,883

Income tax provision	3,807	4,907	5,645	7,576	3,283

Net income	$12,590	$12,259	$14,276	$19,392	$17,600

Earnings per common share:
Basic	$0.26	$0.25	$0.28	$0.37	$0.33
Diluted	$0.25	$0.24	$0.27	$0.37	$0.33
Weighted average shares outstanding:
Basic	48,918,539	49,801,123	51,778,293	52,537,409	53,947,868
Diluted	49,828,379	50,663,415	52,650,071	53,000,830	53,973,737

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	For the Years Ended December 31,
(dollars in thousands, except share data)	2021	2020	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$135,823	$137,765	$(1,942)	(1.4)%
Interest on loans held for sale	3,342	3,892	(550)	(14.1)
Interest on securities	4,212	5,613	(1,401)	(25.0)
Other interest and dividend income	518	1,288	(770)	(59.8)
Total interest and dividend income	143,895	148,558	(4,663)	(3.1)

Interest expense:
Interest on deposits	8,723	22,793	(14,070)	(61.7)
Interest on FHLB borrowings	1,707	3,604	(1,897)	(52.6)
Interest on subordinated debentures	2,095	2,095	—	0.0
Total interest expense	12,525	28,492	(15,967)	(56.0)

Net interest and dividend income	131,370	120,066	11,304	9.4

(Credit) provision for loan losses	(7,258)	34,815	(42,073)	(120.8)

Net interest and dividend income, after (credit) provision for loan losses	138,628	85,251	53,377	62.6

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	61,883	105,469	(43,586)	(41.3)
Changes in mortgage servicing rights fair value	(380)	(6,732)	6,352	94.4
Other	15,831	15,172	659	4.3
Total mortgage banking income	77,334	113,909	(36,575)	(32.1)

Deposit account fees	17,839	14,018	3,821	27.3
Income on retirement plan annuities	427	414	13	3.1
Gain on sale and call of securities, net	241	2,533	(2,292)	(90.5)
Bank-owned life insurance income	2,022	2,215	(193)	(8.7)
Other income	2,823	5,591	(2,768)	(49.5)
Total noninterest income	100,686	138,680	(37,994)	(27.4)

Noninterest expenses:
Compensation and benefits	101,924	105,615	(3,691)	(3.5)
Occupancy and equipment	19,646	17,841	1,805	10.1
Data processing	9,154	8,811	343	3.9
Loan expense	5,740	9,810	(4,070)	(41.5)
Marketing	3,644	3,390	254	7.5
Professional fees	5,875	5,456	419	7.7
Deposit insurance	1,338	1,180	158	13.4
Prepayment penalties on Federal Home Loan Bank advances	1,095	—	1,095	100.0
Other expenses	10,446	13,819	(3,373)	(24.4)
Total noninterest expenses	158,862	165,922	(7,060)	(4.3)

Income before income taxes	80,452	58,009	22,443	38.7

Income tax provision	21,935	13,217	8,718	66.0

Net income	$58,517	$44,792	$13,725	30.6%

Earnings per common share:
Basic	$1.15	$0.82
Diluted	$1.14	$0.82
Weighted average shares outstanding:
Basic	50,746,302	54,313,368
Diluted	51,523,135	54,319,835

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)

	(dollars in thousands)

Interest-earning assets:
Investment securities (1)	$394,301	$1,541	1.55%	$358,927	$1,293	1.43%	$271,511	$1,064	1.56%
Other interest-earning assets	286,026	134	0.19	372,892	170	0.18	84,969	115	0.54
Loans held for sale	63,833	501	3.11	84,399	665	3.13	178,980	1,267	2.82
Loans
Commercial loans (2)	2,165,739	22,658	4.15	2,121,432	22,394	4.19	2,112,377	20,823	3.92
Residential real estate loans (2)	1,171,608	9,870	3.34	1,121,898	9,352	3.31	1,106,286	11,242	4.04
Consumer loans (2)	143,577	1,649	4.56	170,366	1,934	4.50	292,665	3,209	4.36
Total loans	3,480,924	34,177	3.90	3,413,696	33,680	3.91	3,511,328	35,274	4.00
Total interest-earning assets	4,225,084	36,353	3.41	4,229,914	35,808	3.36	4,046,788	37,720	3.71
Noninterest-earning assets	337,310			347,060			317,663
Total assets	$4,562,394			$4,576,974			$4,364,451
Interest-bearing liabilities:
Savings accounts	$1,147,855	247	0.09	$1,136,131	365	0.13	$968,766	621	0.26
NOW accounts	300,459	40	0.05	283,725	45	0.06	205,845	40	0.08
Money market accounts	839,977	307	0.15	832,340	392	0.19	840,674	710	0.34
Certificates of deposit	543,208	878	0.64	570,570	1,087	0.76	649,919	2,206	1.35
Brokered deposits	100,000	179	0.71	100,000	161	0.64	109,788	198	0.72
Total interest-bearing deposits	2,931,499	1,651	0.22	2,922,766	2,050	0.28	2,774,992	3,775	0.54
FHLB advances	55,714	193	1.37	84,438	431	2.03	119,763	671	2.23
Subordinated debentures	34,144	524	6.09	34,111	524	6.09	34,015	524	6.13
Total borrowings	89,858	717	3.17	118,549	955	3.20	153,778	1,195	3.09
Total interest-bearing liabilities	3,021,357	2,368	0.31	3,041,315	3,005	0.39	2,928,770	4,970	0.68
Noninterest-bearing liabilities:
Noninterest-bearing deposits	768,361			756,927			656,227
Other noninterest-bearing liabilities	92,034			90,366			84,387
Total liabilities	3,881,752			3,888,608			3,669,384
Total stockholders' equity	680,642			688,366			695,067
Total liabilities and stockholders' equity	$4,562,394			$4,576,974			$4,364,451
Tax equivalent net interest income		33,985			32,803			32,750
Tax equivalent interest rate spread (3)			3.10%			2.97%			3.03%
Less: tax equivalent adjustment		—			—			-
Net interest income as reported		$33,985			$32,803			$32,750
Net interest-earning assets (4)	$1,203,727			$1,188,599			$1,118,018
Net interest margin (5)			3.19%			3.08%			3.22%
Tax equivalent effect			—			—			—
Net interest margin on a fully tax equivalent basis			3.19%			3.08%			3.22%
Average interest-earning assets to average interest-bearing liabilities	139.84%			139.08%			138.17%

Supplemental information:
Total deposits, including demand deposits	$3,699,860	$1,651		$3,679,693	$2,050		$3,431,219	$3,775
Cost of total deposits			0.18%			0.22%			0.44%
Total funding liabilities, including demand deposits	$3,789,718	$2,368		$3,798,242	$3,005		$3,584,997	$4,970
Cost of total funding liabilities			0.25%			0.31%			0.55%

(1) Includes securities available for sale. Interest income from tax exempt securities is computed on a tax equivalent basis using a tax rate of 21%. There were no tax exempt securities in the quarters presented.

(2) Includes nonaccruing loan balances and interest received on such loans.
(3) Tax equivalent interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized.

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Years Ended
	December 31, 2021			December 31, 2020
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost

	(dollars in thousands)

Interest-earning assets:
Investment securities (1)	$337,843	$4,212	1.25%	$264,196	$5,635	2.13%
Other interest-earning assets	309,819	518	0.17	153,676	1,288	0.84
Loans held for sale	113,788	3,342	2.94	124,936	3,892	3.12
Loans
Commercial loans (2)	2,150,022	87,911	4.09	1,913,304	76,208	3.98
Residential real estate loans (2)	1,110,840	39,309	3.54	1,116,601	46,430	4.16
Consumer loans (2)	192,841	8,603	4.46	353,412	15,127	4.28
Total loans	3,453,703	135,823	3.93	3,383,317	137,765	4.07
Total interest-earning assets	4,215,153	143,895	3.41	3,926,125	148,580	3.78
Noninterest-earning assets	338,559			324,942
Total assets	$4,553,712			$4,251,067
Interest-bearing liabilities:
Savings accounts	$1,115,626	1,610	0.14	$849,239	3,342	0.39
NOW accounts	257,201	163	0.06	188,103	143	0.08
Money market accounts	846,756	1,676	0.20	832,131	5,245	0.63
Certificates of deposit	577,760	4,638	0.80	714,628	12,930	1.81
Brokered deposits	100,000	636	0.64	102,265	1,133	1.11
Total interest-bearing deposits	2,897,343	8,723	0.30	2,686,366	22,793	0.85
FHLB advances	84,711	1,707	2.02	192,059	3,604	1.88
Subordinated debentures	34,096	2,095	6.14	33,967	2,095	6.17
Total borrowings	118,807	3,802	3.20	226,026	5,699	2.52
Total interest-bearing liabilities	3,016,150	12,525	0.42	2,912,392	28,492	0.98
Noninterest-bearing liabilities:
Noninterest-bearing deposits	754,198			576,128
Other noninterest-bearing liabilities	91,084			78,602
Total liabilities	3,861,432			3,567,122
Total stockholders' equity	692,280			683,945
Total liabilities and stockholders' equity	$4,553,712			$4,251,067
Tax equivalent net interest income		131,370			120,088
Tax equivalent interest rate spread (3)			2.99%			2.80%
Less: tax equivalent adjustment		—			22
Net interest income as reported		$131,370			$120,066
Net interest-earning assets (4)	$1,199,003			$1,013,733
Net interest margin (5)			3.12%			3.06%
Tax equivalent effect			—			—
Net interest margin on a fully tax equivalent basis			3.12%			3.06%
Average interest-earning assets to average interest-bearing liabilities	139.75%			134.81%

Supplemental information:
Total deposits, including demand deposits	$3,651,541	$8,723		$3,262,494	$22,793
Cost of total deposits			0.24%			0.70%
Total funding liabilities, including demand deposits	$3,770,348	$12,525		$3,488,520	$28,492
Cost of total funding liabilities			0.33%			0.82%

(1) Interest income from tax exempt securities is computed on a tax equivalent basis using a tax rate of 21%. The yield on investments before tax equivalent adjustments was 2.12% for the year ended December 31, 2020.

(2) Includes nonaccruing loan balances and interest received on such loans.
(3) Tax equivalent interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

	(in thousands)

Interest-earning assets:
Investment securities (1)	$394,301	$358,927	$325,205	$271,357	$271,511
Other interest-earning assets	286,026	372,892	397,979	180,526	84,969
Loans held for sale	63,833	84,399	115,240	193,426	178,980
Loans
Commercial loans (2)	2,165,739	2,121,432	2,152,105	2,161,076	2,112,377
Residential real estate loans (2)	1,171,608	1,121,898	1,064,481	1,084,292	1,106,286
Consumer loans (2)	143,577	170,366	205,856	253,014	292,665
Total loans	3,480,924	3,413,696	3,422,442	3,498,382	3,511,328
Total interest-earning assets	4,225,084	4,229,914	4,260,866	4,143,691	4,046,788
Noninterest-earning assets	337,310	347,060	339,438	330,257	317,663
Total assets	$4,562,394	$4,576,974	$4,600,304	$4,473,948	$4,364,451
Interest-bearing liabilities:
Savings accounts	$1,147,855	$1,136,131	$1,118,494	$1,058,820	$968,766
NOW accounts	300,459	283,725	231,075	212,282	205,845
Money market accounts	839,977	832,340	853,586	861,518	840,674
Certificates of deposit	543,208	570,570	589,964	608,089	649,919
Brokered deposits	100,000	100,000	100,000	100,000	109,788
Total interest-bearing deposits	2,931,499	2,922,766	2,893,119	2,840,709	2,774,992
FHLB advances	55,714	84,438	96,823	102,383	119,763
Subordinated debentures	34,144	34,111	34,080	34,048	34,015
Total borrowings	89,858	118,549	130,903	136,431	153,778
Total interest-bearing liabilities	3,021,357	3,041,315	3,024,022	2,977,140	2,928,770
Noninterest-bearing liabilities:
Noninterest-bearing deposits	768,361	756,927	784,521	706,274	656,227
Other noninterest-bearing liabilities	92,034	90,366	88,577	93,380	84,387
Total liabilities	3,881,752	3,888,608	3,897,120	3,776,794	3,669,384
Total stockholders' equity	680,642	688,366	703,184	697,154	695,067
Total liabilities and stockholders' equity	$4,562,394	$4,576,974	$4,600,304	$4,473,948	$4,364,451

	Annualized Yield Trend - Quarters Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020

Interest-earning assets:
Investment securities (1)	1.55%	1.43%	0.98%	0.87%	1.56%
Other interest-earning assets	0.19%	0.18%	0.14%	0.18%	0.54%
Loans held for sale	3.11%	3.13%	2.97%	2.78%	2.82%
Commercial loans (2)	4.15%	4.19%	4.11%	3.90%	3.92%
Residential real estate loans (2)	3.34%	3.31%	3.67%	3.87%	4.04%
Consumer loans (2)	4.56%	4.50%	4.44%	4.39%	4.36%
Total loans	3.90%	3.91%	4.00%	3.93%	4.00%
Total interest-earning assets	3.41%	3.36%	3.38%	3.51%	3.71%

Interest-bearing liabilities:
Savings accounts	0.09%	0.13%	0.17%	0.21%	0.26%
NOW accounts	0.05%	0.06%	0.07%	0.07%	0.08%
Money market accounts	0.15%	0.19%	0.20%	0.26%	0.34%
Certificates of deposit	0.64%	0.76%	0.84%	0.96%	1.35%
Brokered deposits	0.71%	0.64%	0.62%	0.58%	0.72%
Total interest-bearing deposits	0.22%	0.28%	0.32%	0.39%	0.54%
FHLB advances	1.37%	2.03%	2.20%	2.19%	2.23%
Subordinated debentures	6.09%	6.09%	6.17%	6.23%	6.13%
Total borrowings	3.17%	3.20%	3.23%	3.20%	3.09%
Total interest-bearing liabilities	0.31%	0.39%	0.45%	0.52%	0.68%

(1) Includes securities available for sale and securities held to maturity.
(2) Includes nonaccruing loan balances and interest received on such loans.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Performance Ratios (annualized):	2021	2021	2021	2021	2020
(dollars in thousands)

Return on average assets (ROAA)	1.10%	1.07%	1.24%	1.73%	1.61%

Return on average equity (ROAE)	7.40%	7.12%	8.12%	11.13%	10.13%

Total noninterest expense	$38,188	$39,274	$38,598	$42,802	$41,286
Less: Amortization of other intangible assets	235	324	324	324	324
Total adjusted noninterest expense	$37,953	$38,950	$38,274	$42,478	$40,962

Net interest and dividend income	$33,985	$32,803	$32,530	$32,052	$32,750
Total noninterest income	19,164	22,010	21,703	37,809	37,027
Total revenue	$53,149	$54,813	$54,233	$69,861	$69,777

Efficiency ratio (1)	71.41%	71.06%	70.57%	60.80%	58.70%

(1) This non-GAAP measure represents adjusted noninterest expense divided by total revenue

	At or for the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Asset Quality	2021	2021	2021	2021	2020
(dollars in thousands)

Total nonperforming assets	$36,186	$36,514	$32,732	$32,886	$34,696

Nonperforming assets to total assets	0.79%	0.80%	0.71%	0.71%	0.77%

Allowance for loan losses to total loans	1.26%	1.39%	1.50%	1.60%	1.59%

Net charge-offs	$1,174	$1,658	$(175)	$102	$1,436

Annualized net charge-offs/average loans	0.13%	0.19%	(0.02)%	0.01%	0.16%

Allowance for loan losses to nonperforming loans	125.60%	131.50%	158.10%	171.20%	162.40%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
Capital and Share Related	2021	2021	2021	2021	2020
(dollars in thousands, except share data)

Common stock outstanding	52,390,478	53,232,110	55,735,623	56,228,762	57,205,458

Book value per share	$12.97	$12.77	$12.66	$12.41	$12.17

Tangible common equity:
Total stockholders' equity	$679,261	$680,032	$705,471	$698,073	$696,314
Less: Goodwill	69,802	69,802	69,802	69,802	69,802
Less: Other intangible assets (1)	3,164	3,399	3,723	4,047	4,370
Tangible common equity	$606,295	$606,831	$631,946	$624,224	$622,142

Tangible book value per share (2)	$11.57	$11.40	$11.34	$11.10	$10.88

Tangible assets:
Total assets	$4,553,405	$4,567,094	$4,616,422	$4,605,958	$4,483,615
Less: Goodwill	69,802	69,802	69,802	69,802	69,802
Less: Other intangible assets	3,164	3,399	3,723	4,047	4,370
Tangible assets	$4,480,439	$4,493,893	$4,542,897	$4,532,109	$4,409,443

Tangible common equity / tangible assets (3)	13.53%	13.50%	13.91%	13.77%	14.11%

(1) Other intangible assets are core deposit intangibles.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets divided by common stock outstanding.
(3) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

HarborOne Bancorp, Inc.

Segments Statements of Net Income

(Unaudited)

	HarborOne Mortgage			HarborOne Bank
	For the Quarter Ended			For the Quarter Ended
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,
	2021	2021	2020	2021	2021	2020

	(in thousands)

Net interest and dividend income	$571	$792	$1,215	$33,909	$32,494	$31,969
Provision for loan losses	—	—	—	(1,436)	(1,627)	7,608
Net interest and dividend income, after provision for loan losses	571	792	1,215	35,345	34,121	24,361
Mortgage banking income:
Gain on sale of mortgage loans	10,063	12,756	28,274	—	—	—
Intersegment gain (loss)	496	2,366	704	(720)	(1,373)	(704)
Changes in mortgage servicing rights fair value	(315)	(918)	(679)	70	(74)	(362)
Other	3,108	3,619	4,193	251	263	329
Total mortgage banking income (loss)	13,352	17,823	32,492	(399)	(1,184)	(737)
Other noninterest income (loss)	7	25	3	5,980	6,339	5,269
Total noninterest income	13,359	17,848	32,495	5,581	5,155	4,532
Noninterest expense	10,467	12,387	18,470	27,396	26,570	22,548
Income before income taxes	3,463	6,253	15,240	13,530	12,706	6,345
Provision for income taxes	664	1,559	4,297	3,060	3,575	(1,672)
Net income	$2,799	$4,694	$10,943	$10,470	$9,131	$8,017

	HarborOne Mortgage		HarborOne Bank
	For the Years Ended		For the Years Ended
	December 31,	December 31,	December 31,	December 31,
	2021	2020	2021	2020

	(in thousands)

Net interest and dividend income	$3,468	$3,235	$129,785	$118,217
Provision for loan losses	—	—	(7,258)	34,815
Net interest and dividend income, after provision for loan losses	3,468	3,235	137,043	83,402
Mortgage banking income:
Gain on sale of mortgage loans	61,883	105,469	—	—
Intersegment gain (loss)	4,434	3,148	(3,665)	(3,148)
Changes in mortgage servicing rights fair value	(243)	(4,356)	(137)	(2,376)
Other	14,741	13,812	1,090	1,360
Total mortgage banking income (loss)	80,815	118,073	(2,712)	(4,164)
Other noninterest income (loss)	44	(138)	23,308	24,909
Total noninterest income	80,859	117,935	20,596	20,745
Noninterest expense	55,012	66,393	102,557	98,354
Income before income taxes	29,315	54,777	55,082	5,793
Provision (benefit) for income taxes	7,569	12,964	14,933	527
Net income	$21,746	$41,813	$40,149	$5,266

HarborOne Bancorp, Inc.

COVID Loans at Risk as of December 31, 2021

(Unaudited)

	At Risk Sectors
								Percent
						Total		at risk
						at risk	Total	sector
	Retail	Office Space	Hotels	Restaurants	Recreation	sectors	loans	to total

	(dollars in thousands)

Commercial real estate	$221,197	$189,704	$229,733	$16,331	$14,583	$671,548	$1,699,877	39.5%
Commercial and industrial	30,472	13,075	2,982	28,071	4,781	79,381	421,608	18.8
Commercial construction	20,330	1,028	8,980	18,196	707	49,241	136,563	36.1
Total	$271,999	$203,807	$241,695	$62,598	$20,071	$800,170	$2,258,048	35.4%

Outstanding principal, active commercial deferrals	$—	$—	$—	$—	$—	$—	$2,258,048	—%
Outstanding principal, expired and delinquent commercial deferrals	$—	$515	$2,202	$—	$—	$2,717	$2,258,048	0.1%
PPP loans, net of fees	$1,111	$—	$1,266	$3,590	$1,596	$7,563	$26,054	29.0%
Nonaccrual loans	$387	$8,843	$10,872	$334	$—	$20,436	$36,133	56.6%
New loan originations within the sector year to date*	$48,787	$31,535	$101,949	$24,500	$7,813	$214,584	$2,258,048	9.5%

*Balance represents original amount and includes unadvanced amounts on lines of credit and construction loans